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                                                                    EXHIBIT 10.3



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT dated as of January 17, 2001, by and between Vector Group Ltd., a Delaware corporation (the "Company"), and Howard M. Lorber (the "Executive").

                                   WITNESSETH

         A. WHEREAS, the Company desires to employ the Executive as President and Chief Operating Officer; and

         B. WHEREAS, the Executive is willing to be employed by the Company for the period and upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Company and the Executive hereby agree as follows:

1. EMPLOYMENT AND TERM.

         (a) The Company hereby employs the Executive, and the Executive accepts employment by the Company, as President and Chief Operating Officer of the Company upon the terms and conditions set forth herein.
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         (b) Subject to paragraphs (c) and (d) of this Section 1 and the provisions for termination hereinafter provided, the term of the Executive's employment hereunder shall be from January 17, 2001 (the "Effective Date") through and including the day immediately preceding the third anniversary of the Effective Date (the "Initial Period").

         (c) On the first anniversary of the Effective Date (the "Renewal Date") and on each subsequent anniversary of such date, the term of this Agreement shall automatically be extended by one additional calendar year (the "Extension Period") unless either party shall have provided notice to the other within the sixty-day period prior to such anniversary that such party does not desire to extend the term of this Agreement, in which case no further extension of the term of this Agreement shall occur pursuant hereto but all previous extensions of the term shall continue to be given full force and effect.

         (d) For purposes of this Agreement, the term "Employment Period" means the Initial Period, if the term of this Agreement has not been extended pursuant to paragraph 1(c); otherwise, the period beginning on the Effective Date and ending with the last day of the most recently arising Extension Period.

2. DUTIES.

         (a) Throughout the Employment Period, the Executive shall be the President and Chief Operating Officer of the Company and shall report to the Chief Executive Officer of the Company. The Executive shall at all times comply with Company policies as established by the Board of Directors of the Company (the "Board").

         (b) Throughout the Employment Period, the Executive shall devote substantial services to the Company, including such time as is necessary to perform his duties under this Employment

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Agreement fully, diligently and faithfully, and shall use his best efforts to promote the interests of the Company and its subsidiaries and affiliates.

         (c) Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other business entities, trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, (iii) managing his personal investments and affairs, and (iv) any other activities approved by the Board; provided, however, that such activities do not materially interfere with the proper performance of his duties and responsibilities specified in paragraph (b) of this Section 2.

3. COMPENSATION.

         As full compensation to the Executive for his performance of the services hereunder and for his acceptance of the responsibilities described herein, the Company agrees to pay the Executive, and the Executive agrees to accept, the following compensation and other benefits:

         (a) BASE SALARY.

         During the Employment Period, the Company shall pay the Executive:

                  (i) A salary (the "Base Salary") at the rate of $480,000 per annum, payable in equal installments at such payment intervals as are the usual custom of the Company, but not less often than monthly. The Base Salary shall be increased, as of January 1 of each year commencing January 1, 2002, by a cost of living adjustment determined by reference to the Consumer Price Index, All Urban Consumers for New York-Northern New Jersey, All Items (1982-1984 = 100) (the "Index"), or, if publication of the Index is terminated, any substantially equivalent successor thereto. The Base Salary for any year (the "Current Year") following the year that includes the Effective Date shall be determined by multiplying the Base Salary for the year first preceding the

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Current Year (the "Prior Year") by the percentage obtained by dividing the Index for the month of December of the Prior Year by the Index for the month of December of the year first preceding the Prior Year. In addition to the foregoing, the Board shall periodically review such Base Salary and may increase (but not decrease) it from time to time, in its sole discretion.

                  (ii) An annual bonus (the "Bonus Amount") to be determined by the Board, in consultation with the Chief Executive Officer of the Company, by reference to the performance and activities of the Company and its subsidiaries and the Executive's contribution thereto.

         (b) BENEFIT PLANS.

                  During the Employment Period and as otherwise provided herein, the Executive shall be entitled to participate in any and all employee welfare and health benefit plans (including, but not limited to life insurance, health and medical, dental and disability plans) and other employee benefit plans, including but not limited to qualified pension plans, established by the Company from time to time for the general and overall benefit of executives of the Company. Nothing herein contained shall be construed as requiring the Company to establish or continue any particular benefit plan in discharge of its obligations hereunder.

         (c) DEFERRED COMPENSATION.

                  Notwithstanding any other provision of this Employment Agreement, the Executive shall have the right to request the receipt of any portion of his Base Salary by any lawful means (including, without limitation, any non-qualified deferred compensation arrangement(s) requested by the Executive), and the Company shall reasonably cooperate with the Executive to grant such request, provided that the granting of such request does not represent inequitable treatment as

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concerns other senior employees or executives (in the Company's sole judgment)
and does not impose additional costs on the Company other than insignificant administrative costs.

4. VACATION AND OTHER BENEFITS.

         The Executive shall be entitled to not less than five (5) weeks of paid vacation each year of his employment hereunder, as well as to such other employment benefits extended or provided to executives of comparable status, including, but not limited to, payment or reimbursement of all reasonable expenses incurred by the Executive in the performance of his responsibilities and the promotion of the Company's businesses, including, without limitation, first-class air travel and lodging, cellular phone charges, club memberships and dues, and travel expenses of the Executive's spouse when accompanying him on business-related trips. The Executive shall submit to the Company periodic statements of all expenses so incurred. Subject to such audits as the Company may deem necessary, the Company shall reimburse the Executive the full amount of any such expenses advanced by him promptly in the ordinary course.

5. EXECUTIVE COVENANTS.

         Provided that the Company is not in material default to the Executive on any of its obligations under this Agreement, the Executive agrees as follows:

         (a) Except with the consent of or as directed by the Board, or except if compelled by judicial or legal authorities, the Executive shall keep confidential and not divulge to any other person, during the Employment Period or thereafter, any business secrets and other confidential information regarding the Company, its subsidiaries and affiliates, except for information which is or becomes publicly available other than as a result of disclosure by the Executive.

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         (b) All papers, books and records of every kind and description relating to the business and affairs of the Company, its subsidiaries and affiliates, whether or not prepared by the Executive are the exclusive property of the Company, and the Executive shall surrender them to the Company, at any time upon request, during or after the Employment Period.

         (c) During the Employment Period and during any Severance Period (as hereinafter defined), the Executive shall not, without the prior written consent of the Board, compete, directly or indirectly, with the Company, its subsidiaries or affiliates or participate as a director, officer, employee, agent, representative, stockholder, or partner, or have any direct or indirect financial interest as a creditor, in any business which directly or indirectly competes with the Company, its subsidiaries or affiliates; provided, however, that this paragraph (c) shall not restrict the Executive from holding up to 5% of the publicly traded securities of any entity which so competes with the Company.

         (d) During the Employment Period and during any Severance Period (as hereinafter defined), the Executive shall not, without the prior written consent of the Board, either for his own account or for any person, firm or company (i) solicit any customers of the Company, its subsidiaries or affiliates, or (ii) solicit or endeavor to cause any employee of the Company, its subsidiaries or affiliates to leave its employment or induce or attempt to induce any such employee to breach any employment agreement with the Company, its subsidiaries or affiliates, or otherwise interfere with the employment of any employee by the Company, its subsidiaries or affiliates.

         (e) Without limiting any other provision of this Employment Agreement, the Executive hereby agrees to be bound by and to comply with any obligations known to the Executive and

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imposed on the Company, its subsidiaries or affiliates, by law, rule, regulation, ordinance, order, decree, instrument, agreement, understanding or other restriction of any kind.

         (f) The Executive hereby agrees to provide reasonable cooperation to the Company, its subsidiaries and affiliates during the Employment Period and any Severance Period in any litigation between the Company, its subsidiaries or affiliates, and third parties.

         (g) The parties agree that the Company shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Section 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Section 5 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive.

6. TERMINATION OF EMPLOYMENT PERIOD AND SEVERANCE.

         (a) TERMINATION BY THE COMPANY WITHOUT CAUSE. If for any reason the Company wishes to terminate the Employment Period and the Executive's employment hereunder (including by not extending the term of this Agreement pursuant to Section 1(c)) the Company shall give a written notice to the Executive stating such intention, and the Employment Period shall terminate, and a severance period shall commence, upon the Renewal Date or anniversary thereof next following receipt of such notice (such period, the "Severance Period"). The Severance Period shall continue for thirty-six months. During the Severance Period, the Executive shall continue to receive the Base Salary and benefits under Sections 3(a) and 3(b) (including any benefits under the

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Company's long term disability and life insurance plans) of this Employment
Agreement as if the Employment Period continued throughout the Severance Period.

         (b) DEATH. If the Executive dies during the Employment Period, the Employment Period shall automatically terminate, the Severance Period described in Section 6(a) hereof shall immediately commence and the duties, rights, benefits and other matters during such Severance Period shall be as set forth in
Section 6(a), except that the Executive's heirs, beneficiaries, and estate shall be paid and receive all compensation and benefits which the Executive would have received during the Severance Period. If the Executive dies during the Severance Period, his heirs, beneficiaries and estate shall continue to receive compensation and benefits that the Executive would have otherwise received during the remainder of the Severance Period without any offset or reduction and without any duty or obligation by such heirs, beneficiaries or estate.

         (c) DISABILITY. If the Executive becomes disabled (as hereinafter defined) during the Employment Period, the Company shall be entitled to terminate his employment upon written notice to the Executive from the Company. In the event of such termination, the Executive shall be released from any duties hereunder, and the Severance Period described in Section 6(a) hereof shall immediately commence. The duties, rights, benefits and other matters during such Severance Period shall be as set forth in Section 6(a), and the Executive shall be entitled to all compensation and benefits during the Severance Period without any offset or reduction except by such amounts, if any, as are paid to the Executive in lieu of compensation for services under any applicable disability or other insurance policies of the Company (or by the Company under any self insurance plan). For purposes of this Employment Agreement, "Disability" shall mean mental or physical impairment or incapacity rendering the Executive substantially unable to perform his duties under this

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Employment Agreement for more than 180 days out of any 360-day period during the
Employment Period. A determination of Disability shall be made by the Board in its sole discretion upon its own initiative or upon request of the Executive or a person acting on his behalf. The Employment Period shall cease upon the making of a determination of Disability. If the Executive becomes disabled during a Severance Period, he shall continue to receive the compensation and benefits of this Employment Agreement during the entire Severance Period without any offset or reduction, except by such amounts, if any, as are paid to the Executive in lieu of compensation for services under any applicable disability or other insurance policies of the Company (or by the Company under any self insurance plan).

         (d) TERMINATION BY THE COMPANY FOR CAUSE. The Company, by written notice to the Executive, shall have the right to terminate the Employment Period in the event of any of the following (any of which shall constitute "Cause"):

                  (i) The Executive's intentional refusal to perform such duties as are consistent with his positions, as described above, with the Company (other than as a result of Disability);

                  (ii) The Executive's fraud, dishonesty, or deliberate injury to the Company in the performance of his duties;

                  (iii) The Executive's breach of any provision of this Agreement which is materially damaging to the financial position of the Company and its subsidiaries and affiliates taken as a whole;

provided, however, that the Executive may not be terminated under any of the foregoing clauses (i) through (iii) unless he shall have first received thirty days' prior written notice from the Board advising him of the specific acts or omissions alleged to constitute the basis for such termination

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and the Executive (and his representative) shall have been afforded an opportunity to appear before the Board to explain why the Executive believes that cause did not occur, and, with respect to any acts or omissions alleged to constitute a refusal to perform duties described in clause (i), or a material breach described in clause (iii), such acts or omissions continue after the Executive shall have had a reasonable opportunity to correct the acts or omissions cited in the notice.

                  Any termination under this Section 6(d) shall not be followed by a Severance Period and shall be without damages or liability to the Company for compensation and other benefits which otherwise would have accrued to the Executive hereunder, but any unpaid compensation, benefits and reimbursements accrued through the date of such termination, including Base Salary and any unpaid Bonus Amount, shall be paid to the Executive at the times normally paid by the Company.

         (e) VOLUNTARY TERMINATION BY THE EXECUTIVE. In the event of the voluntary termination of employment by the Executive, the terms of the last paragraph of Section 6(d) shall apply, except in the event that such voluntary termination occurs within ninety days of (i) a material diminution of the Executive's duties and responsibilities provided in Section 2, (ii) a reduction of the Executive's base salary or any other material breach of any provision of this Agreement by the Company, or (iii) relocation of the Executive's office from the New York City or Miami metropolitan areas, in which case the provisions of Section 6(a) shall apply.

         (f) TERMINATION FOLLOWING A CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall occur if or upon the occurrence of:

                           (i) Any "Person" (as the term person is used for
                  purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) acquires "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any securities of the Company

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                  which generally entitles the holder thereof to vote for the election of directors of the Company (the "Voting Securities"), which, when added to the Voting Securities then "Beneficially Owned" by such person, would result in such Person "Beneficially Owning" forty percent (40%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (a) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis: (b) acquires the Voting Securities directly from the Company; (c) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company, which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (d) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); or (e) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (iii) below); or

                           (ii) The individuals who, as of January 17, 2001 are
                  members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Incumbent Board, provided, however, that if either the election of any new director or the nomination for election of any new director was approved by a vote of more than two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii) Shareholder approval of:

                                   (a) A merger, consolidation or reorganization
                  involving the Company (a "Business Combination"), unless

                                            (1) the stockholders of the Company
                  immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

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                                            (2) the individuals who were members
                  of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the relevant Surviving Corporation, and

                                            (3) no Person (other than the
                  Company, or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in this subparagraph (a) shall be referred to as a "Non-Control Transaction");

                                    (b) A complete liquidation or dissolution of
                  the Company; or

                                    (c) The sale or other disposition of all or
                  substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity).

                  Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is Beneficially Owned by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (B) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company, immediately prior to such acquisition; (y) a Change in Control shall not be deemed to occur by reason of a testamentary bequest by Bennett S. LeBow to or for the benefit of his surviving spouse of any or all securities of the Company Beneficially Owned by him as of the date of death, so long as, following the bequest, the event referenced in
                  Section 6(f)(ii) shall not have occurred; and (2) if the Executive ceases to be an employee of the Company and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or
                  (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of employment.

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                  If within two years of a Change in Control, the Employment
Period is terminated by the Company without Cause (other than for reason of Death or Disability) or by the Executive for any (or all) of the reasons set forth in Sections 6(e)(i), (ii) or (iii), the Company shall pay the Executive in cash in a lump sum to be paid as soon as practicable following termination, an amount equal to 2.99 times the sum of (A) the annual Base Salary of the Executive immediately prior to such termination and (B) the Bonus Amounts earned by him for the twelve-month period ending with the last day of the month immediately preceding the month in which such termination occurs. The Executive shall also be entitled to continue to participate in all employee benefit plans in which he was participating on the date of termination of his employment until the earlier of (X) the end of the Employment Period or (Y) the date he receives equivalent coverage and benefits under the plans and programs of a subsequent employer. In addition, for a thirty-six month period after such termination, the Company shall arrange to provide the Executive, at the Company's expense, with life, disability, accident, and health and medical insurance benefits substantially similar to those which the Executive was receiving immediately prior to such termination; but benefits otherwise receivable by the Executive pursuant to this sentence shall be reduced to the extent comparable benefits are actually received by him during such period following such termination, and any such benefits actually received by the Executive shall be reported to the Company. There shall be no Severance Period following a termination under this
Section 6(f), and upon such a termination the Executive shall no longer be bound by the provisions of Section 5 of this Employment Agreement.

7. GROSS-UP PAYMENT. If it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive pursuant to this Agreement (a "Base Payment") would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Internal

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Revenue Code of 1986, as amended (the "Code"), then the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that the net amount retained by him, after the calculation and deduction of any Excise Tax on the Base Payment and any federal, state, and local income taxes and Excise Tax on the Gross-Up Payment, shall be equal to the Base Payment. In determining this amount, the amount of the Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Gross-Up Payment attributable to state and local income taxes. Additionally, the Gross-Up Payment shall be reduced by income or excise tax withholding payments made by the Company to any federal, state, or local taxing authority with respect to the Gross-Up Payment that were not deducted from compensation payable to the Executive.

         All determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, except as specified above, shall be made by the Company's independent auditor (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen business days after the receipt of notice from the Executive that there should be a Gross-Up Payment. The determination of tax liability made by the Accounting Firm shall be subject to review by the Executive's tax advisor, and if said tax advisor does not agree with the determination reached by the Accounting Firm, then the Accounting Firm and said tax advisor shall jointly designate a nationally recognized public accounting firm, which shall make the determination. All fees and expenses of the accountants and tax advisors retained by either the Executive or the Company shall be borne by the Company. Any

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Gross-Up Payment shall be paid by the Company to the Executive within five days after the receipt of the determination. Any determination by a jointly designated public accounting firm shall be binding upon the Company and the Executive.

         As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination hereunder, it is possible that Gross-Up Payments shall not have been made by the Company that should have been made consistent with the calculations required to be made hereunder ("Underpayment"). In the event that the Executive thereafter is required to make a payment of any Excise Tax, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the event that the Gross-Up Payment exceeds the amount subsequently determined to be due, such excess shall constitute a loan from the Company payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

8. NO MITIGATION OF DAMAGES. In the event the employment of the Executive under this Agreement is terminated by the Company, the Executive shall not be required to seek comparable employment so as to minimize any obligation of the Company to compensate him for any damages he may suffer by reason of such wrongful termination.

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9. INDEMNIFICATION.

         (a) The Company agrees to indemnify the Executive to the fullest extent permitted by applicable law with respect to any acts or non-acts he may have committed while he was an officer, director, employee, agent or fiduciary (i) of the Company or its affiliated entities, or (ii) at the request of the Company, of any other entity. The Executive shall have legal fees and other expenses paid to him in advance of final disposition of a proceeding provided he executes an undertaking to repay such amounts if, and to the extent, required to do so by applicable law.

         (b) The Company agrees to maintain for the Executive a directors' and officers' liability insurance policy not less favorable than any policy that the Company or any subsidiary or affiliate thereof maintains for its directors and executive officers in general.

         (c) This paragraph 9 establishes contract rights which shall be binding upon, and shall inure to the benefit of the heirs, executors, personal and legal representatives, successors and assigns of the Executive. The obligations set forth in this paragraph 9 shall survive any termination of this Agreement.

10. CONFLICTING AGREEMENTS.

         The Executive hereby represents and warrants to the Company that his entering into his Employment Agreement, and the obligations and duties undertaken by him hereunder, will not conflict with, constitute a breach of, or otherwise violate the terms of any other employment or other agreement to which he is a party. The Company represents and warrants that it is a corporation duly organized and existing under the laws of the State of Delaware and that execution and delivery of this Employment Agreement has been duly authorized by all necessary corporate action.

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11. ASSIGNMENT.

         (a) BY THE EXECUTIVE. This Employment Agreement and any obligations hereunder shall not be assigned, pledged, alienated, sold, attached, encumbered or transferred in any way by the Executive and any attempt to do so shall be void.

         (b) BY THE COMPANY. Provided the substance of the Executive's duties set forth in Section 2 shall not change, and provided that the Executive's compensation as set forth in Section 3 shall not be adversely affected, the Company may, after obtaining the prior written consent of the Executive, assign or otherwise transfer this Employment Agreement to any succeeding entity without limitation, which entity shall assume all rights and obligations hereunder.

12. ARBITRATION.

         (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of New York, New York before a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association then pertaining in the City of New York. In any such arbitration, one arbitrator shall be selected by each of the parties, and the third arbitrator shall be selected by the first two arbitrators. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction thereof. The arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Section 12 shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach of the Executive of any of his covenants contained in paragraph 5 hereof.

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         (b) All costs, fees and expenses of any arbitration or litigation in connection with this Agreement, including, without limitation, attorneys' fees of the Executive and the Company, shall be borne by, and be the obligation of, the Company. The obligations of the Company under this Section 12 shall survive the termination of this Agreement (whether such termination is by the Company, the Executive, upon the expiration of this Agreement, or otherwise).

13. NOTICES.

         All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

         (a)      if to the Company:

                           Vector Group Ltd.
                           100 S.E. Second Street
                           Miami, Florida 33131
                           Attn: Chief Executive Officer


         (b)      if to the Executive:

                           Howard M. Lorber
                           8061 Fisher Island Drive
                           Fisher Island, Florida 33109

         Addresses may be changed by notice in writing signed by the addressee.

14. MISCELLANEOUS.

         (a) If any provision of this Employment Agreement shall, for any reason, be adjudicated by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not effect, impair or invalidate the remainder of this Employment Agreement but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Employment Agreement directly involved in the controversy in which such judgment shall have been rendered.

         (b) No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy under or relating to this Employment Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, power and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Employment Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         (c) This Employment Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         (d) All payments required to be made to the Executive by the Company hereunder shall be subject to any applicable withholding under any applicable Federal, state, or local tax laws. Any such withholding shall be based upon the most recent form W-4 filed by the Executive with the Company, and the Executive may from time to time revise such filing.

         (e) This Employment Agreement embodies the entire understanding, and supersedes all other oral or written agreements or understandings, between the parties regarding the subject matter hereof. No change, alteration or modification hereof may be made except in writing signed by both parties hereto. The headings in this Employment Agreement are for convenience of reference only and shall not be considered part of this Employment Agreement or limit or otherwise affect the meaning hereof. This Employment Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the state of New York (disregarding any choice of law rules which might look to the laws of any other jurisdiction).

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the day and year first written above.

                                      VECTOR GROUP LTD.



                                      By: /s/ Bennett S. Lebow
                                         ---------------------------------------
                                            Bennett S. LeBow
                                            Chairman and Chief Executive Officer



                                       /s/ Howard M. Lorber
                                      ------------------------------------------
                                      HOWARD M. LORBER